EXHIBIT 23.1


                                                                        MORGAN &
                                                                         COMPANY
                                                             CHARTED ACCOUNTANTS




                          INDEPENDENT AUDITORS' CONSENT


We consent to the use, in the Registration Statement of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) on Post-Effective Amendment No. 1 to Form S-8 relating to the registration of 55,000,000 common shares to be issued pursuant to the Employee Stock Incentive Plan for the year 2003 No. 2 for Livestar Entertainment Group, Inc., of our Auditors' Report, dated April 8, 2003, on the consolidated balance sheets of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) as at December 31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended December 31, 2002 and 2001, and for the period from inception, October 12, 2000, to December 31, 2002.


Vancouver, Canada                                             "Morgan & Company"

March 1, 2004                                              Chartered Accountants








Tel: (604) 687-5841                                P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                         Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                       Vancouver, B.C. V7y 1A1
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